EXHIBIT 10.g

                            NONCOMPETITION AGREEMENT

      This NONCOMPETITION AGREEMENT (the "Agreement") made and entered into effective as of March 28, 2000, is by and between TECH-SYM CORPORATION, a Nevada corporation (the "Company", which shall include any successor), and J. MICHAEL CAMP ("Employee").

                                    RECITALS

      WHEREAS, Employee is employed by the Company in a confidential relationship wherein Employee, in the course of his employment with the Company, will be provided with confidential business information as to the Company and its subsidiaries, including, without limitation, trade secrets utilized by the Company and its subsidiaries, and future plans with respect thereto, all of which have been and will be established and maintained at great expense to the Company;

      THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

                                    AGREEMENT

      1. DEFINED TERMS. The definitions of capitalized terms used in this Agreement are provided in ATTACHMENT "A" hereto.

      2.    NON-COMPETITION PERIOD.

            (a) Employee acknowledges that during his employment with the Company, the Company shall furnish Employee with, and provide Employee access to, Confidential Information (as defined below). Employee understands and acknowledges that the Company's willingness to provide Employee with such Confidential Information is based in material part on Employee's entering into this Agreement and that Employee's breach of the provisions of this Agreement could materially damage the Company. Subject to the further provisions of this Agreement, Employee agrees that, during the Restricted Period, Employee will not:

                  (i) engage in activities or render services that are in direct competition with the business activities of the Company or its subsidiaries, as the same are conducted at the time of his Qualified Termination. Such restriction shall apply to all geographic areas where the Company and its subsidiaries, at such time, are conducting such business or have plans, which Employee is aware of, to conduct such business in the next year;

                  (ii) call upon any person who is, at that time, an employee of the Company or a subsidiary for the purpose or with the intent of enticing such employee away from or out of the employ of the Company or a subsidiary; or

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                  (iii) call upon any person or entity which is, at that time, or which has been, within one year prior to that time, a customer of the Company or a subsidiary for the purpose of selling products or services in direct competition with the Company or a subsidiary.

            Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from (1) acquiring as an investment not more than 5% of the equity interests of a company engaged in competition with the Company or a subsidiary or (2) performing services for any competitor of the Company or a subsidiary, provided that the services performed by Employee do not directly compete with the business of, or are not directly related to, a product or service of the competitor that directly competes with a product or service of the Company or a subsidiary.

            (b) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Employee agrees that foregoing covenant may be enforced by the Company, in the event of breach by him, by injunctions, restraining orders and orders of specific performance issued by a court of competent jurisdiction.

            (c) It is agreed by the parties that the foregoing covenants impose a reasonable restraint on Employee in light of the activities and business of the Company on the date of the execution of this Agreement and the current plans of the Company.

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      3.    CONFIDENTIALITY.

             (a) Employee acknowledges and agrees that all Confidential Information of the Company is confidential and a valuable, special and unique asset of the Company that gives the Company an advantage over its actual and potential, current and future competitors. Employee further acknowledges and agrees that Employee owes the Company a fiduciary duty to preserve and protect all Confidential Information from unauthorized disclosure or unauthorized use, that certain Confidential Information constitutes "trade secrets" under applicable laws and, that unauthorized disclosure or unauthorized use of the Confidential Information would irreparably injure the Company.

            (b) Both during Employee's employment, and after the termination of Employee's employment with the Company for any reason, Employee shall hold all Confidential Information in strict confidence, and shall not use any Confidential Information except for the benefit of the Company, in accordance with the duties assigned to Employee. Employee shall not, at any time (either during or after the term of Employee's employment), disclose any Confidential Information to any person or entity (except other employees of the Company who have a need to know the information in connection with the performance of their employment duties), or copy, reproduce, modify, transmit, including electronic transmission, decompile or reverse engineer any Confidential Information. Employee shall take reasonable precautions to protect the physical security of all documents and other material containing Confidential Information (regardless of the medium on which the Confidential Information is stored). This Agreement applies to all Confidential Information, whether now known or later to become known to Employee.

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            (c) Upon the termination of Employee's employment with the Company for any reason, and upon written request of the Company at any other time, Employee shall promptly surrender and deliver to the Company all documents and other written material in his possession of any nature containing or pertaining to any Confidential Information and shall not retain any such document or other material. Within five business days of any such written request, Employee shall certify to the Company in writing that all such materials have been returned.

      4. NONCOMPETE PAYMENT. Upon a Qualified Termination, Employee shall be paid $470,791 by the Company in a lump sum in cash within five days following the date of such Qualified Termination. Notwithstanding anything in this Agreement to the contrary, Employee's termination shall not alter or impair any of Employee's rights or benefits, if any, under any (i) employee benefit plan of the Company or (ii) incentive or deferred compensation plan, including, without limitation, any stock option plan, of the Company.

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      5. LITIGATION AND OTHER COOPERATION. During the Restricted Period,
Employee shall reasonably cooperate with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while Employee was employed by the Company; provided, however, that such cooperation in Employee's good faith opinion shall not materially and adversely affect Employee or expose Employee to an increased probability of civil or criminal litigation or materially interfere, in Employee's good faith opinion, with Employee's personal and business activities. During the Restricted Period, to the extent that it does not materially interfere, in Employee's good faith opinion, with Employee's personal and business activities, Employee also shall cooperate with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Employee was employed by the Company. The Company shall provide Employee with Consulting Compensation on an hourly basis for requested litigation and regulatory cooperation that occurs after his termination of employment, and pay in advance upon request by Employee all costs and expenses incurred in connection with his performance under this Paragraph, including, but not limited to, reasonably attorneys' fees and costs.

      6. NO MITIGATION OR OFFSET. Employee shall not be required to mitigate the amount of any Company payment provided for in this Agreement by seeking other employment or otherwise. The amount of any payment required to be paid to Employee by the Company pursuant to this Agreement shall not be reduced by any amounts that are owed to the Company by Employee, or by any setoff, counterclaim, recoupment, defense or other claim, right or action.

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      7. COMPLETE AGREEMENT. This Agreement supersedes, and replaces in full, all representations, understandings and agreements (oral or written) between Employee and the Company or any of its officers, directors or representatives existing as of the Effective Date and covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be modified after the Effective Date except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term. Without limiting the generality of the foregoing, either party's failure to insist on strict compliance with this Agreement shall not be deemed a waiver thereof.

      8. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

      To the Company:         Tech-Sym Corporation
                              10500 Westoffice Dr., Suite 200
                              Houston, TX 77042
                              Attn: Chief Executive Officer

      To Employee:            J. Michael Camp



Notice shall be deemed given and effective on the earlier of five days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified or registered, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 7.

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      9. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

      10. LEGAL FEES AND EXPENSES. The Company shall pay all legal fees and expenses incurred by Employee in disputing in good faith any issue hereunder or seeking in good faith to obtain or enforce any benefit or right provided by this Agreement. Such payments shall be made within five days after delivery of Employee's written requests for payment accompanied with such evidence of fees and expenses as the Company may reasonably require.

      11. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State of Texas without regard to its conflicts of law provisions. The parties hereto consent to the nonexclusive jurisdiction of the state and federal courts sitting in Harris County, Texas.

      12. INTEREST. The Company shall pay to Employee interest at the maximum rate allowed by law on any payment not paid when due.

      13. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                    TECH-SYM CORPORATION


                                    By:/s/ J. J. RANKIN TIPPINS
                                      ------------------------
                                    Name:  J. Rankin Tippins
                                    Title: Vice President


                                    EMPLOYEE

                                    By: /s/J. Michael Camp
                                           J. Michael Camp

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                                  Attachment A

                                   DEFINITIONS

BENEFICIAL OWNER shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

BOARD shall mean the Board of Directors of the Company.

BONUS PLAN shall mean the Company's Incentive Bonus Plan as the same may be modified from time to time, but substantially in the form in effect on the Effective Date.

CAUSE for termination by the Company of Employee's employment shall mean (a) the willful and continued failure by Employee to substantially perform the Employee's duties with the Company (other than any such failure resulting from or anticipated to result from Employee's death or incapacity due to physical or mental illness) which continues unabated for another thirty days after a written demand for substantial performance is delivered to Employee by the Board, which demand specifically identifies the manner in which the Board believes Employee has not substantially performed Employee's duties, or (b) the willful engaging by the Employee in gross misconduct which is demonstrably and materially monetarily injurious to the Company and its subsidiaries taken as a whole. For the purpose of this definition, (x) no act, or failure to act, on Employee's part shall be deemed "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that Employee's act, or failure to act, was in the interest of the Company and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Compensation Committee of the Board by clear and convincing evidence that Cause exists. Notwithstanding the foregoing, Employee's Employment shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Employee a certified copy of a resolution adopted pursuant to the recommendation of the Compensation Committee, by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Employee and an opportunity for Employee, together with Employee's counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Employee was guilty of conduct set forth in clause
(a) or (b) of the definition of Cause herein, and specifying the particulars thereof in detail.

A CHANGE IN CONTROL shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

      (A) any person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

      (B) during any period of two consecutive years commencing with the annual meeting of stockholders on May 11, 1999, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least two-thirds of the directors constituting the Board;

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      (C) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other company other than
(a) merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

      (D) the stockholders of the Company approve a plan of a complete or substantially complete liquidation or dissolution of the Company; or

      (E) there is consummated one or more agreement(s) for the sale or disposition by the Company of a significant portion of the Company's assets. For the purposes of this paragraph, the phrase "the sale or disposition by the Company of a significant portion of the Company's assets" shall mean a transaction or series of transactions involving the sale or disposition of assets of the Company or any subsidiaries (including the stock of any subsidiaries) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the consideration being paid or received therefor) constitutes more than 60% of the fair market value of the Company as determined by the aggregate market value of the Company's outstanding equity securities on the date of the transaction or, in the event of a series of transactions, on the date of the last transaction constituting a significant portion of the Company's assets.


CONFIDENTIAL INFORMATION shall mean any information or material known to or used by or for the Company (whether or not owned or developed by the Company and whether or not developed by Employee) that is not generally known to other persons in the business of the Company or its subsidiaries. Confidential Information includes, but is not limited to, the following: all trade secrets of the Company; all information that the Company has marked as confidential; all nonpublic information concerning the Company's products, services, prospective products or services, research, product designs, prices, discounts, costs, marketing plans, marketing techniques, market studies, test data, customers, customer lists and records, suppliers and contracts; all Company business records and plans; all Company personnel files; all financial information of or concerning the Company; all information relating to operating system software, application software, software and system methodology, hardware platforms, technical information, inventions, computer programs and listings, source codes, object codes, copyrights and other intellectual property; all technical specifications; any proprietary information belonging to the Company; all computer hardware or software manuals; all training or instruction manuals; and all data and all computer system passwords and user codes. For purposes hereof, Confidential Information shall not include such information (i) which becomes or is already known to the public through no fault of Employee; or (ii) the disclosure of which (x) is required by law (including regulations and rulings) or the order of any competent governmental authority or (y) Employee reasonably believes is required in connection with the defense of a lawsuit against Employee, provided that in either case, prior to disclosing any information, Employee shall give prior written notice

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thereof to the Company and provide the Company with the opportunity to contest such disclosure.

CONSULTING COMPENSATION shall mean the Employee's highest rate of annual taxable compensation prior to termination of employment divided by 2,000.

EFFECTIVE DATE of this Agreement shall mean March 28, 2000.

EMPLOYEE shall mean the individual named in the first paragraph of this Agreement.

GOOD REASON for termination by the Employee of Employee's employment shall mean the occurrence of any of the following without Employee's express written consent:

      (A) an adverse change in Employee's positions, duties, responsibilities, titles or offices as in effect on the Effective Date or any removal of Employee from or any failure to re-elect or appoint Employee to any of such responsibilities, titles, offices or positions, except in connection with the termination of Employee's employment for Cause;

      (B) a reduction in Employee's annual base salary as in effect on the Effective Date or as the same may be increased from time to time;

      (C) the failure by the Company to continue the Bonus Plan, or a failure by the Company to continue Employee as a significant participant in the Bonus Plan in at least the same amount as the lowest annual amount paid or payable to Employee with respect to the three calendar years preceding the Effective Date;

      (D) the failure by the Company to continue in effect any other material employee benefit or compensation plan, program or policy in which Employee is participating as of the Effective Date, unless the Company establishes such new plans, programs or policies as is necessary to provide Employee with substantially comparable benefits, the taking of any action by the Company not required by law that would adversely affect Employee's participation in or materially reduce Employee's benefits under any of such plans, programs or policies, or deprive Employee of any material fringe benefit enjoyed by Employee immediately prior to the Effective Date;

      (E) the relocation of the Company's principal Employee offices to a location outside the greater Houston area, or the Company's requiring the Employee to relocate anywhere other than the location of the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with Employee's business travel obligations as of the Effective Date;

      (F) the amendment, modification or repeal of any provision of the Certificate of Incorporation, as amended, or the ByLaws of the Company which was in effect as of the Effective Date, if such amendment, modification or repeal would materially adversely effect Employee's right to indemnification by the Company;

      (G) the failure of the Company to obtain the assumption of this Agreement by any successor;

      (H) any purported termination of the Employee's employment which is not effected pursuant to the requirements stated in the definition of "Cause;" for purposes of

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this Agreement, no such purported termination shall be effective. The Employee's right to terminate the Employee's employment shall not be affected by the Employee's incapacity due to physical or mental illness.

      The Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

      For purposes of any determination regarding the existence of Good Reason, any claim by the Employee that Good Reason exists shall be presumed to be correct unless the Company establishes by clear and convincing evidence that Good Reason does not exist.

A QUALIFIED TERMINATION shall mean a termination of Employee's employment with the Company (a) on or following a Change in Control for any reason other than death, or (b) prior to a Change of Control by the Company other than for Cause or by the Employee for a Good Reason.

RESTRICTED PERIOD shall mean the two-year period following a Qualified Termination.

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